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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 of our report dated May 1, 2003 relating to the financial statements of Listen.com, Inc., which appears in the Current Report on Form 8-K/A of RealNetworks, Inc., dated September 12, 2003. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP


San Jose, California
February 6, 2004